CONNER & WINTERS
                     A PROFESSIONAL CORPORATION
                              LAWYERS
                       ONE LEADERSHIP SQUARE
                   211 NORTH ROBINSON, SUITE 1700
                 OKLAHOMA CITY, OKLAHOMA 73102-7101

                         December 22, 1997




Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place, Suite A
Gainesville, Florida  32653

               Re: Perma-Fix Environmental Services, Inc.; Form S-3 Registration Statement Registering 3,677,074 Shares of Common Stock; Our File No. 7034.29
Ladies and Gentlemen:

     We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") registering up to 3,677,074 shares of the Company's Common Stock to be reoffered or resold by certain Selling Shareholders (as defined in the Registration Statement). The Registration Statement relates to the proposed reoffer or resale from time to time by certain Selling Shareholders, of the following:

          (i) up to 2,285,561 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), by RBB Bank
          Aktiengesellschaft ("RBB Bank") that are issuable by the Company to RBB Bank ("RBB Shares") as follows:

                         (a) up to 1,379,311 shares being acquired by RBB Bank upon conversion of the Company's Series 6 Class F
               Convertible Preferred Stock, par value $.001 per share ("Series 6 Class F Preferred Stock"),

                         (b) up to 250,000 shares being acquired by RBB Bank as payment of dividends on the Series 6 Class F
               Preferred Stock, and

                         (c) up to 656,250 shares being acquired by RBB Bank upon exercuse if the Series 6 Warrants (as defined in the Registration Statement);

          (ii) up to 271,000 shares of the Company's Common Stock by The Infinity Fund, L.P. ("Infinity") that are issuable by the Company to Infinity ("Infinity Shares") as follows:

                         (a) up to 200,000 shares being acquired by Infinity upon conversion of the Company's Series 7 Class G
               Convertible Preferred Stock, par value $.001 per share ("Series 7 Class G Preferred Stock"),

                         (b) up to 36,000 shares being acquired by Infinity as payment of dividends on the Series 7 Class G
               Preferred Stock, and

                         (c) up to 35,000 shares being acquired by Infinity upon exercise of the Infinity Warrants (as defined in the Registration Statement);

               (iii) up to 300,000 shares of Common Stock by JW Charles Financial Services, Inc. ("JW Charles") that are issuable by the Company to JW Charles (the "JW Charles
               Shares") upon the exercise of two (2) warrants previously issued by the Company to JW Charles ("JW
               Charles Warrants");

               (iv) up to 125,000 shares of Common Stock by Sun Bank , National Association ("Sun Bank") that are issuable by the Company to Sun Bank ("Sun Bank Shares") upon the exercise of a warrant previously issued by the Company to Sun Bank ("Sun Bank Warrant");

               (v) up to 7,000 shares of Common Stock by D. H. Blair Investment Banking Corporation ("Blair") that are issuable by the Company to Blair ("Blair Shares") upon the exercise of a warrant previously issued by the Company to Blair ("Blair Remainder Warrant") to reflect the remainder of a warrant for 75,000 shares of Common
               Stock which was previously issued by the Company to Blair ("Blair Warrant") and which was partially assigned by Blair to certain officers and directors of Blair;

(vi) up to 28,000 shares of Common Stock by J. Morton Davis ("Davis") that are issuable by the Company to Davis ("Davis Shares") upon the exercise of a warrant previously issued by the Company to Davis ("Davis Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

(vii) up to 28,000 shares of Common Stock by Esther Stahler ("Stahler") that are issuable by the Company to Stahler ("Stahler Shares") upon the exercise of a warrant previously issued by the Company to Stahler ("Stahler Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

(viii) up to 7,000 shares of Common Stock by Martin A. Bell ("Bell") that are issuable by the Company to Bell ("Bell Shares") upon the exercise of a warrant previously issued by the Company to Bell ("Bell Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

               (ix) up to 5,000 shares of Common Stock by Ruki Renov ("Renov") that are issuable by the Company to Renov
               ("Renov Shares") upon the exercise of a warrant previously issued by the Company to Renov ("Renov
               Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

(x) up to 20,513 shares of Common Stock by Ally Capital Management ("Ally") that are issuable by the Company to Ally ("Ally Shares") upon the exercise of a warrant previously issued by the Company to Ally ("Ally
               Warrant");

               (xi) up to 100,000 shares of Common Stock by Dionysus Limited ("Dionysus") that are issuable by the Company to Dionysus ("Dionysus Shares") upon the exercise of a warrant previously issued by the Company to Dionysus
               ("Dionysus Warrant");

(xii) up to 350,000 shares of Common Stock by Karl H. Ehlert ("Ehlert") that are issuable by the Company to Ehlert ("Ehlert Shares") upon the exercise of two (2) warrants previously issued by the Company to Ehlert ("Ehlert Warrants"); and

(xiii) up to 150,000 shares of Common Stock by R. Keith Fetter ("Fetter") that are issuable by the Company to Fetter ("Fetter Shares") upon the exercise of two (2) warrants previously issued by the Company to Fetter ("Fetter Warrants").

     We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we are of the opinion that:

          (i) the RBB Shares will constitute, if and when issued pursuant to the terms of the Series 6 Class F Preferred Stock and the Series 6 Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

          (ii) the Infinity Shares will constitute, if and when issued by the Company pursuant to the terms of the Series 7 Class G
          Preferred Stock and the Infinity Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

          (iii) the JW Charles Shares will constitute, if and when issued by the Company pursuant to the terms of the JW Charles Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

          (iv) the Sun Bank Shares will constitute, if and when issued by the Company pursuant to the terms of the Sun Bank Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

          (v) the Blair Shares will constitute, if and when issued by the Company pursuant to the terms of the Blair Remainder
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock; and,

          (vi) the Davis Shares will constitute, if and when issued by the Company pursuant to the terms of the Davis Warrant, validly issued and fully paid and nonassessable shares of Common
          Stock.

          (vii) the Stahler Shares will constitute, if and when issued by the Company pursuant to the terms of the Stahler Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

          (viii) the Bell Shares will constitute, if and when issued by the Company pursuant to the terms of the Bell Warrant, validly issued and fully paid and nonassessable shares of Common
          Stock.

          (ix) the Renov Shares will constitute, if and when issued by the Company pursuant to the terms of the Renov Warrant, validly issued and fully paid and nonassessable shares of Common
          Stock.

          (x) the Ally Shares will constitute, if and when issued by the Company pursuant to the terms of the Ally Warrant, validly issued and fully paid and nonassessable shares of Common
          Stock.

          (xi) the Dionysus Shares will constitute, if and when issued by the Company pursuant to the terms of the Dionysus Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

          (xii) the Ehlert Shares will constitute, if and when issued by the Company pursuant to the terms of the Ehlert Warrants, validly issued and fully paid and nonassessable shares of Common Stock.

          (xiii) the Fetter Shares will constitute, if and when issued by the Company pursuant to the terms of the Fetter Warrants, validly issued and fully paid and nonassessable shares of Common Stock.

     We consent to the reference to our firm under the heading "Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to said
Registration Statement.

                                   Very truly yours,

                                   CONNER & WINTERS,
                                   A Professional Corporation

                                    /s/ Conner & Winters
IHS:plh


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